Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
Third quarter 2026 Service revenue grew 26% compared to the third quarter 2025
Luxembourg, October 29, 2026 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the third quarter 2026.
“We are pleased with our third quarter 2026 performance, with year-over-year Service revenue and Adjusted EBITDA growth in both segments. Customer wins continued to ramp, driving a 26% increase in total Company Service revenue, while revenue from customers outside of Onity and Rithm grew 96% year over year and now represents 72% of our Service revenue. Additionally, our AI and other efficiency initiatives began accelerating product development speed and are anticipated to drive scalability and operating leverage over the upcoming quarters," said William B. Shepro, Chairman and Chief Executive Officer.
Mr. Shepro further commented, "Together, the continued ramp and seasoning of customer wins, greater operating leverage and disciplined cost management represent the core building blocks of Project 45—our objective of reaching $45 million of run-rate Adjusted EBITDA by the fourth quarter of 2028."
Third Quarter 2026 Highlights(2)
Company, Corporate and Financial:
•Third quarter Service revenue of $49.8 million was $10.2 million, or 26%, higher than the same quarter of 2025
•Third quarter Loss before income taxes and non-controlling interests of $(993) thousand decreased by $0.7 million compared to the same quarter of 2025
•Third quarter Net loss attributable to Altisource of $(1.4) million improved by $1.0 million compared to the same quarter of 2025
•Third quarter Diluted loss per share of $(0.12) improved by $0.10 compared to the same quarter of 2025
•Third quarter Adjusted diluted earnings per share(1) of $0.13 improved by $0.03, or 30%, compared to the same quarter of 2025
•Third quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $4.3 million was $0.6 million, or 17%, higher than the same quarter of 2025
•Third quarter Adjusted EBITDA(1) margin of 8.5% declined modestly from 9.1% in the same quarter of 2025 from revenue mix changes and continued investment in current and future growth, largely offset by stable corporate costs on growing revenue
•The Company recognized a $1.0 million gain on early extinguishment of debt for the nine months ended September 30, 2026 from second and third quarter 2026 repurchases of $2.0 million and $0.9 million, respectively, of debt under the New Facility, both at a discount of 23.7% (no comparable amount for the nine months ended September 30, 2025)
•Third quarter Cash provided by operating activities of $3.5 million was a $2.8 million increase, compared to the same quarter of 2025, almost all of which was driven by the improvement in net loss attributable to Altisource; we ended the quarter with $25.1 million of cash and cash equivalents

Business and Industry:
•Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) was $11.3 million, or 22.8% of Service revenue, compared to $10.9 million, or 27.5% of Service revenue, in the same quarter of 2025 primarily due to increased Service revenue period over period, revenue mix changes and continued investment in current and future growth
•Generated sales wins which we estimate represent potential annualized service revenue on a stabilized basis of $2.7 million for the Servicer and Real Estate segment and $6.3 million for the Origination segment
•Driven by recent sales wins, total Hubzu inventory grew 16% since the second quarter 2026 and more than quadrupled since September 30, 2025

(in thousands)(6)	September 30, 2025	June 30, 2026	September 30, 2026
Foreclosure Auction Inventory(5)	4.0	19.3	22.9
REO Inventory - Customers other than Rithm	0.7	2.6	2.8
REO Inventory - Rithm	1.0	0.4	0.2
Total Hubzu Inventory	5.7	22.3	26.0
•Ended the quarter with an estimated weighted average sales pipeline between $27.8 million and $34.7 million of potential estimated annual revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $11.4 million and $14.2 million in the Servicer and Real Estate segment and between $16.4 million and $20.6 million in the Origination segment)
•Industrywide foreclosure initiations were 20% higher for the eight months ended August 31, 2026 compared to the same period in 2025 (although still 6% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 17% higher for the eight months ended August 31, 2026 compared to the same period in 2025 (although still 40% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination unit volume decreased by 6% for the third quarter 2026 compared to the same period in 2025, comprised of a 5% decrease in purchase origination unit volume and an 8% decrease in refinancing origination unit volume(4)
Third Quarter 2026 Financial Results
•Service revenue of $49.8 million
•Income from operations of $0.8 million
•Loss before income taxes and non-controlling interests of $(993) thousand
•Net loss attributable to Altisource of $(1.4) million
•Adjusted EBITDA(1) of $4.3 million
•Diluted loss per share of $(0.12)
•Adjusted diluted earnings per share(1) of $0.13

Third Quarter 2026 Results Compared to the Third Quarter 2025 (unaudited):

(in thousands, except per share data)	Third Quarter 2026	Third Quarter 2025	% Change	Year-to-Date September 30, 2026	Year-to-Date September 30, 2025	% Change
Service revenue	$49,847	$39,666	26	$143,666	$121,348	18
Revenue	51,920	41,908	24	150,167	128,635	17
Gross profit	12,124	11,347	7	38,055	37,699	1
Income from operations	764	521	47	3,620	6,997	(48)
Adjusted operating income(1)	3,845	2,663	44	11,814	13,297	(11)
Loss before income taxes and non-controlling interests	(993)	(1,665)	40	(680)	(6,007)	89
Pretax loss attributable to Altisource(1)	(993)	(1,736)	43	(831)	(6,227)	87
Adjusted pretax income attributable to Altisource(1)	2,088	1,312	59	7,363	4,431	66
Adjusted EBITDA(1)	4,252	3,621	17	13,107	14,265	(8)
Net (loss) income attributable to Altisource	(1,399)	(2,396)	42	(2,596)	8,842	(129)
Adjusted net income attributable to Altisource(1)	1,520	1,092	39	5,646	3,115	81
Diluted (loss) earnings per share	(0.12)	(0.22)	45	(0.23)	0.81	(128)
Adjusted diluted earnings per share(1)	0.13	0.10	30	0.48	0.29	66
Net cash provided by (used in) operating activities	3,482	718	385	1,305	(4,560)	129
Net cash provided by (used in) operating activities less additions to premises and equipment(1)	2,912	697	318	366	(4,609)	108

Margins:
Gross profit / service revenue	24%	29%		26%	31%
Adjusted EBITDA(1) / service revenue	9%	9%		9%	12%

N/M - not meaningful
•For the three and nine months ended September 30, 2026, loss before income taxes and non-controlling interests includes $0.3 million and $1.0 million, respectively, of gain on early extinguishment of debt (no comparative amount for the three or nine month period ended September 30, 2025)
•For the three and nine months ended September 30, 2025, loss before income taxes and non-controlling interests includes $0.2 million and $3.6 million, respectively, of Debt Exchange Transaction expenses (no comparative amount for three or nine month period ended September 30, 2026)
•For the nine months ended September 30, 2025, net income attributable to Altisource includes an $18.5 million income tax benefit related to the reversal of a portion of its reserves for uncertain India tax positions and related accrued interest (no comparable amount for the nine months ended September 30, 2026).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the third quarter 2026 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through August 2026
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated October 11, 2026
(5)Altisource does not provide foreclosure auction services to Rithm
(6)Numbers may not sum due to rounding

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future financial / operating performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “will,” “plan,” “estimate,” “seek,” “believe,” “potential”, “positioned” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026, our Form 10-Q filed with the SEC on July 23, 2026 and our Form 10-Q filed with the SEC on October 29, 2026. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, impacts to default related referrals occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our third quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource®
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets it serves. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Service revenue	$49,847	$39,666	$143,666	$121,348
Reimbursable expenses	2,073	2,171	6,350	7,067
Non-controlling interests	—	71	151	220
Total revenue	51,920	41,908	150,167	128,635
Cost of revenue	39,796	30,561	112,112	90,936
Gross profit	12,124	11,347	38,055	37,699
Selling, general and administrative expenses	11,360	10,826	34,435	30,702
Income from operations	764	521	3,620	6,997
Other income (expense), net:
Interest expense	(2,157)	(2,368)	(6,395)	(9,921)
Gain on early extinguishment of debt	312	—	1,008	—
Debt exchange transaction expenses	—	(194)	—	(3,646)
Other income (expense), net	88	376	1,087	563
Total other income (expense), net	(1,757)	(2,186)	(4,300)	(13,004)

Loss before income taxes and non-controlling interests	(993)	(1,665)	(680)	(6,007)
Income tax (provision) benefit	(406)	(660)	(1,765)	15,069

Net (loss) income	(1,399)	(2,325)	(2,445)	9,062
Net income attributable to non-controlling interests	—	(71)	(151)	(220)

Net (loss) income attributable to Altisource	$(1,399)	$(2,396)	$(2,596)	$8,842

(Loss) earnings per share:
Basic	$(0.12)	$(0.22)	$(0.23)	$0.91
Diluted	$(0.12)	$(0.22)	$(0.23)	$0.81

Weighted average shares outstanding:
Basic	11,422	10,988	11,294	9,755
Diluted	11,422	10,988	11,294	10,890

Comprehensive (loss) income:
Comprehensive (loss) income, net of tax	$(1,399)	$(2,325)	$(2,445)	$9,062
Comprehensive income attributable to non-controlling interests	—	(71)	(151)	(220)

Comprehensive (loss) income attributable to Altisource	$(1,399)	$(2,396)	$(2,596)	$8,842

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$25,055	$26,603
Accounts receivable, net of allowance for credit losses of $1,984 and $2,492, respectively	26,670	17,984
Prepaid expenses and other current assets	6,140	9,690
Total current assets	57,865	54,277

Premises and equipment, net	990	253
Right-of-use assets under operating leases	612	1,117
Goodwill	55,960	55,960
Intangible assets, net	12,870	17,085
Deferred tax assets, net	6,218	6,342
Other assets	2,198	4,767

Total assets	$136,713	$139,801

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$46,296	$39,595
Current portion of long-term debt	1,225	1,225
Deferred revenue	2,746	3,440
Other current liabilities	1,467	2,805
Total current liabilities	51,734	47,065

Long-term debt	182,681	189,861
Deferred tax liabilities, net	8,648	8,641
Other non-current liabilities	3,534	3,697

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 11,432 issued and outstanding as of September 30, 2026; 11,021 issued and 10,994 outstanding as of December 31, 2025)	114	110
Additional paid-in capital	259,542	257,359
Accumulated deficit	(370,299)	(363,735)
Treasury stock, at cost (27 shares as of December 31, 2025)	—	(3,948)
Altisource deficit	(110,643)	(110,214)

Non-controlling interests	759	751
Total deficit	(109,884)	(109,463)

Total liabilities and deficit	$136,713	$139,801

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2026	2025

Cash flows from operating activities:
Net (loss) income	$(2,445)	$9,062
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	202	443
Amortization of right-of-use assets under operating leases	885	914
Amortization of intangible assets	4,215	3,810
Share-based compensation expense	3,331	3,066
Bad debt expense	332	125
Amortization of debt premium	(3,572)	(2,893)
Amortization of debt discount	318	815
Amortization of debt issuance costs	171	501
Gain on early extinguishment of debt	(1,008)	—
Deferred income taxes	7	91
Changes in operating assets and liabilities:
Accounts receivable	(9,018)	(2,494)
Prepaid expenses and other current assets	3,576	(1,110)
Other assets	185	2,044
Accounts payable and accrued expenses	6,701	(1,482)
Current and non-current operating lease liabilities	(922)	(952)
Other current and non-current liabilities	(1,653)	(16,500)
Net cash provided by (used in) operating activities	1,305	(4,560)

Cash flows from investing activities:
Additions to premises and equipment	(939)	(49)
Other investing activities	—	(250)
Net cash used in investing activities	(939)	(299)

Cash flows from financing activities:
Proceeds from the Super Senior Facility	—	11,250
Proceeds from exercise of cash settle stakeholder warrants	2	15
Debt issuance costs	—	(1,741)
Repayments and repurchases of long-term debt	(3,089)	(613)
Equity issuance costs	(265)	(3,784)
Purchase of fractional shares	—	(1)
Distributions to non-controlling interests	(143)	(146)
Payments of tax withholding on vesting of restricted share units and restricted shares	(901)	(343)
Net cash (used in) provided by financing activities	(4,396)	4,637

Net decrease in cash, cash equivalents and restricted cash	(4,030)	(222)
Cash, cash equivalents and restricted cash at the beginning of the period	30,493	32,700

Cash, cash equivalents and restricted cash at the end of the period	$26,463	$32,478

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2026	2025

Supplemental cash flow information:
Interest paid	$9,457	$11,315
Income taxes paid (refunded), net	179	(710)
Acquisition of right-of-use assets with operating lease liabilities	380	121

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	—	45,370

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax loss attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, Net cash provided by (used in) operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, loss before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share, Net cash provided by (used in) operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net income attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net income attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted earnings per share to further evaluate adjusted net income attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted earnings per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net income attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net income attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net (loss) income attributable to Altisource and adjusted diluted earnings per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2026 and 2025, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and litigation matter from income from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation matter and debt exchange transaction expenses from loss before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax), litigation matter (net of tax) and certain income tax related items from net (loss) income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax), litigation matter (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash provided by (used in) operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from Net cash provided by (used in) operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation settlement loss and debt exchange transaction expenses from net (loss) income attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, litigation matter and debt exchange transaction expenses from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Income from operations	$764	$521	$3,620	$6,997

Intangible asset amortization expense	1,368	1,270	4,215	3,810
Share-based compensation expense	896	1,308	3,331	3,066
Cost of cost savings initiatives and other	817	(436)	1,359	(576)
Litigation matter	—	—	(711)	—
Adjusted operating income	$3,845	$2,663	$11,814	$13,297

Loss before income taxes and non-controlling interests	$(993)	$(1,665)	$(680)	$(6,007)

Non-controlling interests	—	(71)	(151)	(220)
Pretax loss attributable to Altisource	(993)	(1,736)	(831)	(6,227)
Intangible asset amortization expense	1,368	1,270	4,215	3,810
Share-based compensation expense	896	1,308	3,331	3,066
Cost of cost savings initiatives and other	817	276	1,359	136
Litigation matter	—	—	(711)	—
Debt exchange transaction expenses	—	194	—	3,646

Adjusted pretax income attributable to Altisource	$2,088	$1,312	$7,363	$4,431

Net (loss) income attributable to Altisource	$(1,399)	$(2,396)	$(2,596)	$8,842

Income tax provision (benefit)	406	660	1,765	(15,069)
Interest expense (net of interest income)	2,076	2,229	5,542	9,391
Depreciation and amortization	88	80	202	443
Intangible asset amortization expense	1,368	1,270	4,215	3,810
Share-based compensation expense	896	1,308	3,331	3,066
Cost of cost savings initiatives and other	817	276	1,359	136
Litigation matter	—	—	(711)	—
Debt exchange transaction expenses	—	194	—	3,646

Adjusted EBITDA	$4,252	$3,621	$13,107	$14,265

Business Segments:
Income before income taxes and non-controlling interests	$9,316	$8,616	$31,097	$31,296

Non-controlling interests	—	(71)	(151)	(220)
Depreciation and amortization	50	53	145	207
Intangible asset amortization expense	1,368	1,270	4,215	3,810
Share-based compensation expense	328	242	689	157
Cost of cost savings initiatives and other	271	732	338	863
Litigation matter	—	—	(711)	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Interest expense (net of interest income)	9	51	23	97

Business Segments Adjusted EBITDA	$11,342	$10,893	$35,645	$36,210

Corporate and Others:
Loss before income taxes and non-controlling interests	$(10,309)	$(10,281)	$(31,777)	$(37,303)

Depreciation and amortization	38	27	57	236
Share-based compensation expense	568	1,066	2,642	2,909
Cost of cost savings initiatives and other	546	(456)	1,021	(727)
Debt exchange transaction expenses	—	194	—	3,646
Interest expense (net of interest income)	2,067	2,178	5,519	9,294

Corporate and Others Adjusted EBITDA	$(7,090)	$(7,272)	$(22,538)	$(21,945)

Net (loss) income attributable to Altisource	$(1,399)	$(2,396)	$(2,596)	$8,842

Intangible asset amortization expense, net of tax	1,329	1,270	4,109	3,810
Share-based compensation expense, net of tax	797	1,207	3,063	2,862
Cost of cost savings initiatives and other, net of tax	651	281	1,034	182
Litigation matter, net of tax	9	—	(547)	—
Debt exchange transaction expenses, net of tax	—	194	—	3,646
Certain income tax related items	133	536	583	(16,227)

Adjusted net income attributable to Altisource	$1,520	$1,092	$5,646	$3,115

Diluted (loss) earnings per share	$(0.12)	$(0.22)	$(0.23)	$0.81
Impact of using diluted share count instead of basic share count for loss per share	—	—	0.01	—
Intangible asset amortization expense, net of tax, per diluted share	0.11	0.12	0.35	0.35
Share-based compensation expense, net of tax, per diluted share	0.07	0.11	0.26	0.26
Cost of cost savings initiatives and other, net of tax, per diluted share	0.05	0.02	0.09	0.02
Litigation matter, net of tax, per diluted share	—	—	(0.05)	—
Debt exchange transaction expenses, per diluted share	—	0.02	—	0.33
Certain income tax related items, per diluted share	0.01	0.05	0.05	(1.49)

Adjusted diluted earnings per share	$0.13	$0.10	$0.48	$0.29

Calculation of the per share impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,368	$1,270	$4,215	$3,810
Tax benefit from intangible asset amortization	(39)	—	(106)	—
Intangible asset amortization expense, net of tax	1,329	1,270	4,109	3,810
Diluted share count	11,882	10,988	11,742	10,890

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Intangible asset amortization expense, net of tax, per diluted share	$0.11	$0.12	$0.35	$0.35

Calculation of the per share impact of share-based compensation expense, net of tax
Share-based compensation expense	$896	$1,308	$3,331	$3,066
Tax (benefit) provision from share-based compensation expense	(99)	38	(268)	(103)
Share-based compensation expense, net of tax	797	1,207	3,063	2,862
Diluted share count	11,882	10,988	11,742	10,890

Share-based compensation expense, net of tax, per diluted share	$0.07	$0.11	$0.26	$0.26

Calculation of the impact of Litigation matter, net of tax
Litigation matter	$—	$—	$(711)	$—
Tax provision from Litigation matter	9	—	164	—
Litigation matter, net of tax	9	—	(547)	—
Diluted share count	11,882	10,988	11,742	10,890

Litigation matter, net of tax per diluted share	$—	$—	$(0.05)	$—

Calculation of the impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$—	$194	$—	$3,646
Tax benefit from debt exchange transaction expenses	—	—	—	—
Debt exchange transaction expenses, net of tax	—	194	—	3,646
Diluted share count	11,882	10,988	11,742	10,890

Debt exchange transaction expenses, net of tax per diluted share	$—	$0.02	$—	$0.33

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$817	$276	$1,359	$136
Tax (benefit) provision from cost of cost savings initiatives and other	(166)	27	(325)	41
Cost of cost savings initiatives and other, net of tax	651	281	1,034	182
Diluted share count	11,882	10,988	11,742	10,890

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.05	$0.02	$0.09	$0.02

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	$—	$(17,156)	$—	$(16,763)
Certain income tax related items	133	536	583	(16,227)
Diluted share count	11,882	10,988	11,742	10,890

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Certain income tax related items, per diluted share	$0.01	$0.05	$0.05	$(1.49)

Net cash provided by (used in) operating activities	$3,482	$718	$1,305	$(4,560)
Less: additions to premises and equipment	(570)	(21)	(939)	(49)

Net cash provided by (used in) operating activities less additions to premises and equipment	$2,912	$697	$366	$(4,609)

September 30, 2026

Senior secured term loans	$155,506
Super senior term loan	12,297
Less: Cash and cash equivalents	(25,055)

Net debt	$142,748
Note: Amounts may not add to the total due to rounding.